                                                      Exhibit No. EX-99.13(e)(1)

                                    EXHIBIT A
                   to the Expense Limitation Agreement between
                              GARTMORE MUTUAL FUNDS
                                       and
                       GARTMORE MUTUAL FUND CAPITAL TRUST

                                 October 1, 2002

                          (As amended April      , 2003)
                                            -----

Name of Fund/Class                     Expense Limitation for Fund/Class*
------------------                     ----------------------------------

Gartmore Mid Cap Growth Fund
   Class A                                            1.15%
   Class B                                            1.15%
   Class C                                            1.15%
   Institutional Service Class                        1.15%
   Institutional Class                                1.15%

Gartmore Millennium Growth Fund
   Class A                                            1.20%
   Class B                                            1.20%
   Class C                                            1.20%
   Class D                                            1.20%
   Institutional Service Class                        1.20%

Gartmore Long-Short Equity Plus Fund
   Class A                                            1.95%
   Class B                                            1.95%
   Class C                                            1.95%
   Institutional Service Class                        1.95%
   Institutional Class                                1.95%

Gartmore Nationwide Principal Protected Fund**   Offering   Guarantee      Zero Coupon
                                                  Period     Period     Investment Period
                                                 --------   ---------   -----------------
   Class A                                         1.00%      1.95%            1.40%
   Class B                                         1.50%      2.45%            1.90%
   Class C                                         1.50%      2.45%            1.90%

Gartmore Long-Short Fund
   Class A                                                    2.35%
   Class B                                                    2.35%

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   Class C                                                    2.35%
   Institutional Service Class                                2.35%
   Institutional Class                                        2.35%

Gartmore Market Neutral Bond Plus Fund
   Class A                                                    2.35%
   Class B                                                    2.35%
   Class C                                                    2.35%
   Institutional Service Class                                2.35%
   Institutional Class                                        2.35%

* Effective until at least February 29, 2004. These expense limitations may be revised, after the expiration of the agreed upon term, if mutually agreed upon by the parties. They may also be revised to increase the limitations at anytime if mutually agreed upon by the parties.

** Until at least [    ], 2010, it is hereby agreed that Fund Operating Expenses
shall include Rule 12b-1 fees and fees paid pursuant to an Administrative Services Plan.

                                          GARTMORE MUTUAL FUNDS


                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:


                                          GARTMORE MUTUAL FUND CAPITAL TRUST


                                          By:
                                             -----------------------------------
                                          Name:
                                          Title: